                                                                       Exhibit 5

                              Hartman & Craven LLP
                               488 Madison Avenue
                               New York, NY 10022

                                                          January 5, 2006

MISONIX, INC.
1938 New Highway
Farmingdale, New York 11735

                     Re: Registration Statement on Form S--8

Ladies and Gentlemen:

              MISONIX, INC., a New York corporation (the "Company"), is
registering for sale under the Securities Act of 1933, as amended (the
"Securities Act"), pursuant to a registration statement on Form S-8 (the
"Registration Statement"), up to 700,000 shares (the "Shares") of Common Stock of the Company, par value $0.01 per share ("Common Stock"). The Shares have been reserved for issuance upon exercise of stock options and awards that have been granted under the Company's (i) 2005 Employee Equity Incentive Plan and (ii)
2005 Non-Employee Director Stock Option Plan.

              Hartman & Craven LLP act as Counsel to the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (b) the Plan, (c) a specimen certificate evidencing the Common Stock,
(d) the Certificate of Incorporation of the Company, as presently in effect, (e) the By--Laws of the Company, as presently in effect, (f) certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan (collectively, the "Board Resolutions") and (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

              In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In examining documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
As to any facts material to the opinions expressed herein, which we did not independently establish or verify, we have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others. In rendering the opinion set forth below, we have assumed that (i) the certificates representing the Shares under the Plan will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us and (ii) prior to the issuance of any Shares under the Plan, the Company and the relevant optionee will have duly entered into stock option or similar agreements
("Agreements") in accordance with the Board Resolutions and the Plan, as the case may be.

              Based upon and subject to the foregoing, we are of the opinion that the

Shares under the Plan have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Agreements, will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion with the
Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the
Commission thereunder.

                                            Very truly yours,

                                            Hartman & Craven LLP

                                            By: /s/ Joel I. Frank
                                                --------------------------------
                                            Joel I. Frank,
                                            a partner of the firm